                                                                      Exhibit 11

              FOREST OIL CORPORATION AND CONSOLIDATED SUBSIDIARIES
            CALCULATION OF EARNINGS (LOSS) PER SHARE OF COMMON STOCK


                                                                         Years Ended December 31,
                                                                  ---------------------------------------
                                                                      1994           1993          1992
                                                                      ----           ----          ----
                                                                  (In Thousands Except Per Share Amounts)
Primary earnings (loss) per share:
   Net earnings (loss)                                            $ (81,843)       (21,213)         7,298

   Less dividend requirements on:
     $.75 Convertible Preferred Stock                                (2,161)        (2,250)        (2,348)
                                                                  ---------        -------        -------
   Net earnings (loss) attributable to common stock
     for primary earnings (loss) per share calculation            $ (84,004)       (23,463)         4,950
                                                                  ---------        -------        -------
                                                                  ---------        -------        -------

   Weighted  average number of common
     shares outstanding                                              28,097         21,997         13,774
                                                                  ---------        -------        -------
                                                                  ---------        -------        -------

Primary earnings (loss) per share of common stock                   $ (2.99)         (1.07)           .36
                                                                  ---------        -------        -------
                                                                  ---------        -------        -------

Fully diluted earnings (loss) per share:
   Net earnings (loss) attributable to common stock, as above      $(84,004)       (23,463)         4,950
   Add:
     Dividend requirements on:
        $.75 Convertible Preferred Stock                              2,161          2,250          2,348
     Interest expense on 5-1/2% Convertible
        Subordinated Debentures                                          --            409            470
     Expenses related to the 5-1/2% Convertible
        Subordinated Debentures                                          --              6             15
   Less:
        Additional Federal income taxes                                  --           (141)          (165)
                                                                  ---------        -------        -------

   Net earnings (loss) attributable to common stock for
     fully diluted earnings (loss) per share calculation          $ (81,843)       (20,939)         7,618
                                                                  ---------        -------        -------
                                                                  ---------        -------        -------


   Common shares applicable to fully diluted calculation:
   Weighted average number of common shares
     outstanding, as above                                           28,097         21,997         13,774
   Add weighted average number of shares:
     Issuable upon assumed conversion of:
        $.75 Convertible Preferred Stock                             10,084         10,492         12,209
     Issuable upon assumed conversion of 5-1/2%
        Convertible Subordinated Debentures                              --            612            532
                                                                  ---------        -------        -------

   Common shares applicable to fully diluted calculation             38,181         33,101         26,515

                                                                  ---------        -------        -------
                                                                  ---------        -------        -------

Fully diluted earnings (loss) per share of common stock              $(2.14)*         (.63)*          .29
                                                                  ---------        -------        -------
                                                                  ---------        -------        -------


* The fully diluted loss per share for 1994 and 1993 is not presented in the Company's financial statements because the effects of assumed exercises and conversions were anti-dilutive.
